PDL

Fourth Quarter and Year-End 2016 Financial Results Conference Call

March 1, 2017

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

Focus: Long-term Value

- Focused on growth in order to continue value creation for shareholders.
- Have committed over $1.4 billion and deployed over $1.1 billion since launching this strategy in 2012.
- Expansion in our strategy with our first significant equity transaction with Noden Pharma DAC in July 2016.
  - Initial products already being marketed by Noden in U.S.
  - Noden acts as tax-efficient vehicle and foundation for additional spec pharma products.
  - Transaction was accretive to PDL's cash earnings given PDL's majority ownership.

Noden Background

- Noden Pharma
  - Formed for the purpose of acquiring specialty pharma products.
  - Domiciled in Ireland and has operating companies in US and EU.
  - Recruited strong and seasoned management team many of whom are in place.
  - PDL holds three of five board seats.

Tekturna, Noden's Flagship Product

- Tekturna, for the treatment of hypertension
  - Tekturna and Tekturna HCT (known as Rasilez® in EU) consist of the direct renin inhibitor, aliskiren, as a monotherapy and as a fixed-dose combination with the diuretic hydrochlorothiazide, respectively.
  - Tekturna is indicated for the treatment of hypertension. Product has not been actively marketed for several years.

PDL

Transitioning from Novartis

Commercialization

- **US**
  - Noden USA fielded a contract sales force of ~40 reps and 4 district managers, dedicated solely to these products, in late February 2017.
  - Novartis distributed through September 30, 2016 and Noden received a transfer of profit.
  - Noden USA assumed commercialization responsibilities on October 5, 2016.
- **Ex-US**
  - Novartis distributing until transfer of marketing authorizations (1H17) and Noden receiving a transfer of profit.
  - Noden DAC assuming commercialization responsibilities after marketing authorization transfer.

PDL

16 Royalty & Debt Investments

11 Current Deals

Type	Company	Amount	Date
Royalty Acquisition	kybella	$9,500,000	July 2016
Royalty Acquisition	AcelRx Pharmaceuticals, Inc.	$65,000,000	September 2015
Royalty Acquisition	ARIAD	Up to $140,000,000	July 2015
Senior Secured Financing	CareView Communications	$40,000,000	June 2015
Royalty Acquisition	University of Michigan	$65,600,000	November 2014
Royalty Acquisition	Viscogliosi Bros., LLC	$15,500,000	June 2014
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014
Senior Secured Financing	Direct Flow Medical, Inc.	$50,000,000	November 2013
Royalty Acquisition	Depomed	$240,500,000	October 2013
Senior Secured Financing	LENSAR	$60,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012

5 Concluded Deals

Type	Company	Amount	Date
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	0,800,000	tober 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012
Royalty Transaction/ Senior Secured Financing	Avinger	$40,000,000	April 2013

Concluded deals have yielded an average IRR of 18.4%

PDL

Concluding ARIAD Transaction

- Synthetic royalty transaction signed in July 2015.
- Have funded $100 million.
- Acquisition of ARIAD by Takeda closed last month.
- PDL exercised put option which will result in repayment of 1.2x multiple of the $100 million, less royalty payments received by PDL thus far.
- Repayment estimated to be $110mm, ~18% annualized return on our investment
- ARIAD's option to draw additional $40 million to terminate upon repayment of investment.

PDL

Foreclosure on Direct Flow Medical

- Senior secured financing transaction signed in November 2013.
- DFM shut down operations in December 2016 due to unexpected change in funding.
- PDL initiated foreclosure proceedings in January 2017 resulting in PDL's ownership of certain DFM assets through wholly owned PDL subsidiary.
- While pursuing sale or license of DFM assets, PDL took $51.1 million impairment charge to ordinary income in Q416.
- Monetized $7 million of the DFM assets in China in January 2017 and pursuing further monetization of remaining assets in territories other than China.

PDL

Wellstat Diagnostics Litigation Continues

- **Background**
  - Point of care diagnostics company.
  - $44 million hybrid debt-royalty transaction but PDL advanced additional sums to maintain asset during sale process.
  - Owners of company diverted funds in violation of the terms of the loan contract and have since refused to repay PDL principal and accrued interest.
- **Update**
  - In a NY court action commenced by PDL to collect from related entities who are guarantors of the loan, the judge ruled in favor of PDL and has appointed a magistrate to determine PDL's damages. Wellstat appealed the ruling, and their appeal was heard in January 2017.
  - In February 2017, the appellate division of the NY court reversed on procedural grounds the portion of the decision granting PDL summary judgement, but affirmed the portion of the decision denying the Wellstat Diagnostics guarantor defendants' motion for summary judgment in which they sought a determination that the guarantees had been released. As a result, the litigation has been returned to the Supreme Court of New York to proceed on PDL's claims as a plenary action.
  - PDL has commenced a non-judicial foreclosure process to collect on the sale of certain Virginia real estate assets owned by the guarantors of the loan.
  - Carrying value of the loan is $50.2 million and is based upon the available collateral from Wellstat and its guarantors.

PDL

LENSAR Reacquires Assets

- **Background**
  - Medtech company with high speed laser technology used in cataract surgery, among other procedures.
  - $49 million debt structure.
  - Subsidiary of Alphaeon acquired substantially all of LENSAR's assets in late 2015 in return for assuming PDL's debt and shares of Alphaeon common stock.
- **Update**
  - Alphaeon is divesting all of its ophthalmology business, including LENSAR.
  - In December 2016, LENSAR Inc. re-acquired the assets it had sold to Alphaeon and assumed the obligations under the PDL credit agreement. Also in December, LENSAR Inc., with the support of PDL, filed for bankruptcy under Chapter 11. LENSAR has filed a plan of reorganization with our support under which, subject to bankruptcy court approval, it is expected that LENSAR will issue equity securities to us in exchange for a portion of our claims in the Chapter 11 case and will become one of our operating subsidiaries.
  - In January 2017, the bankruptcy court approved a debtor-in-possession credit agreement whereby PDL agreed to provide up to approximately $2.8 million to LENSAR so that it can continue to operate its business during the remainder of the bankruptcy proceeding.
  - Bankruptcy proceeding expected to conclude by second quarter of 2017.

Fourth Quarter 2016 Financials

(In thousands, except per share amounts) (unaudited)	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Royalties from Queen et al. patents	$ 15,513	$ 121,240	$ 166,158	$ 485,156
Royalty rights - change in fair value	28,068	49,069	16,196	68,367
Interest revenue	5,503	7,606	30,404	36,202
Product revenue, net	17,541	-	31,669	-
License and other	(133)	143	(126)	723
Total revenues	66,492	178,058	244,301	590,448
Cost of product revenue	4,065	-	4,065	-
Amortization of intangible assets	6,014	-	12,028	-
General and administrative expenses	12,597	12,545	39,790	36,090
Sales and marketing	527	-	538	-
Research and development	1,887	-	3,820	-
Change in fair value of anniversary payment and contingent consideration	(5,799)	-	(3,716)	-
Asset impairment loss	3,735	-	3,735	-
Acquisition-related costs	59	-	3,564	-
Loss on extinguishment of notes receivable	51,075	3,979	51,075	3,979
Total operating expenses	74,160	16,524	114,899	40,069
Operating income	(7,668)	161,534	129,402	550,379
Interest and other income, net	184	74	588	368
Interest expense	(4,743)	(5,349)	(18,267)	(27,059)
Loss on extinguishment of debt	(2,353)	6,450	(2,353)	6,450
Income before income taxes	(14,580)	162,709	109,370	530,138
Income tax expense	(4,300)	62,135	45,711	197,343
Net income	(10,280)	100,574	63,659	332,795
Less: Net income attributable to noncontrolling interests	56	-	53	-
Net income attributable to PDL's shareholders	$ (10,336)	$ 100,574	$ 63,606	$ 332,795
Net income per share - Basic	$ (0.06)	$ 0.61	$ 0.39	$ 2.04
Net income per share - Diluted	$ (0.06)	$ 0.61	$ 0.39	$ 2.03

PDL

Fourth Quarter 2016 Financials

Condensed consolidated balance sheet (unaudited)		**December 31, 2016**			**December 31, 2015**
Cash, cash equivalents and investments	$	242,141	(1)	$	220,352
Total notes receivable	$	270,950		$	364,905
Total royalty rights - at fair value	$	402,318		$	399,204
Total assets	$	1,215,387		$	1,012,205
Total term loan payable	$	-		$	24,966
Convertible notes payable	$	232,443		$	228,862
Total stockholders's equity	$	755,423		$	695,952

(1) Includes $75MM certificate of deposit restricted until August 2017.

PDL

PDL

Question and Answer Session